UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 10, 2006
NOBLE CORPORATION
(Exact name of registrant as specified in its charter)

Cayman Islands	001-31306	98-0366361

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13135 South Dairy Ashford, Suite 800 Sugar Land, Texas	77478

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 276-6100

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
     As previously reported, on March 31, 2006, Noble Corporation (the “Company”) (and a wholly-owned subsidiary of the Company) submitted acceptance forms to sell an aggregate of 21,095,600 Class A shares and 2,501,374 Class B shares (collectively, the “Owned Shares”) of Smedvig ASA to SeaDrill Limited, a Bermudian limited company (“SeaDrill”), in accordance with SeaDrill’s mandatory offer by offer document dated March 2, 2006 to purchase all the shares of Smedvig not already owned by SeaDrill (the “Mandatory Offer”). SeaDrill made payment to the Company (and its subsidiary) for the Owned Shares on April 7, 2006.
     Also as previously reported, the Company financed the acquisition of the Owned Shares, including related transaction costs, with new debt borrowings of $100,000,000 under our unsecured revolving bank credit facility and $600,000,000 under a credit agreement dated December 22, 2005 (as amended by the First Amendment and the Second Amendment thereto, the “GS Credit Agreement”) with Goldman Sachs Credit Partners L.P., as the initial lender and administrative agent. The Company’s indirect, wholly-owned subsidiary Noble Drilling Corporation (“Noble Drilling”) was the borrower under the GS Credit Agreement.
     On April 10, 2006, Noble Drilling prepaid all principal and interest outstanding under the GS Credit Agreement pursuant to the terms thereof, which terminated as a result of all parties thereto completing their obligations thereunder.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE CORPORATION
Date: April 10, 2006	By:	/s/ Mark A. Jackson
Mark A. Jackson
President and Chief Operating Officer

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